Exhibit 10.143

ASSIGNMENT

This Assignment is made as of the 21st day of December, 2006 by INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Assignor”) to and for the benefit of MB ST. LOUIS CHESTNUT, L.L.C., a Delaware limited liability company (“Assignee”).

Assignor does hereby sell, assign, transfer, set over and convey unto Assignee all of its right, title and interest as Buyer under that certain Purchase and Sale Agreement dated as of November 3, 2006, as amended, and entered into by Southwestern Bell Telephone, L.P., as Seller, and Assignor, as Buyer (collectively, the “Agreement”), for the sale and purchase of an office building located at 909 Chestnut, St. Louis, Missouri.

Assignor represents and warrants that it is the Buyer under the Agreement, and that it has not sold, assigned, transferred, or encumbered such interest in any way to any other person or entity.  By acceptance hereof, Assignee accepts the foregoing assignment and agrees, from and after the date hereof, to (i) perform all of the obligations of Buyer under the Agreement, and (ii) indemnify, defend, protect and hold Assignor harmless from and against all claims and liabilities arising under the Agreement.

IN WITNESS WHEREOF, Assignor and Assignee have executed this instrument as of the date first written above.

ASSIGNOR:
INLAND REAL ESTATE
ACQUISITIONS, INC.
an Illinois corporation

By:	/s/ G. Joe Cosenza
Name: G. Joe Cosenza
As Its: President

ASSIGNEE:
MB ST. LOUIS CHESTNUT, L.L.C.
a Delaware limited liability company

By:	Minto Builders (Florida), Inc.
a Florida corporation

	By:	/s/ [illegible]
Name: [illegible]
Its: Authorized Agent